Exhibit 10.24

AMENDED AND COMPLETELY RESTATED

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE-GROSS

RECITALS:

A.Pursuant to that certain Standard Industrial/Commercial Multi-Tenant Lease - Gross dated May 31, 2017, as amended by (i) that certain First Amendment to Standard Industrial/Commercial Multi-Tenant Lease - Gross dated August 17, 2017, and (ii) that certain Second Amendment to Standard Industrial/Commercial Multi Tenant Lease - Gross dated December 31, 2017 (as amended, the "Existing Lease"), Tenant currently leases from Landlord those certain premises commonly known as Suites 110 & 120 containing approximately 3,960 rentable square feet (the "Surrender Premises") located within that certain building at 4399 Santa Anita Avenue, El Monte, CA 91731, and those certain premises commonly known as Suite 214 containing approximately 3,089 rentable square feet (the "Suite 214 Premises") located within the Building (as defined below).

B.Tenant desires to surrender to Landlord the Surrender Premises, retain the Suite 214 Premises, and expand into those certain premises commonly known as Suite 100 containing approximately 8,510 rentable square feet (the "Suite 100 Premises") located within the Building.

C.Landlord and Tenant desire to amend and completely restate the Existing Lease subject to the terms and conditions set forth herein.

1.BASIC PROVISIONS.

1.1.Parties: This Lease ("Lease"), dated for reference purposes only as of April _, 2018, is made by and between 4401 SANTA ANITA CORPORATION, a California corporation ("Landlord"), and FULGENT GENETICS, INC., a Delaware corporation ("Tenant"), (collectively the "Parties" or individually a "Party").

1.2.Premises: The Suite 100 Premises and the Suite 214 Premises, collectively, totaling approximately 11,599 rentable square feet, including all improvements therein or provided by Landlord under the terms of this Lease (the "Premises"), within the 1st and 2nd floors of an existing building (the "Building") located at 4401 Santa Anita Avenue, El Monte, California 91731, in the City of El Monte, County of Los Angeles, State of California; the floor plan of the Premises is set forth on Exhibit A attached hereto and incorporated herein by this reference. The Premises, the Building, the Common Areas (as defined in Paragraph 2.3) and the land upon which the same are located are a part of a larger commercial project known as "Santa Anita Business Park", which, inclusive of the other buildings therein and the land underlying the same (if any), is referred to herein as the "Project". (See Paragraph 2 for further provisions.)

1.3.Term: Sixty (60) months (the "Term") commencing on June I, 2018 (the "Commencement Date"), and expiring May 31, 2023, unless earlier terminated as provided herein. (See Paragraph_3 for further provisions.) Tenant shall have the option to extend the Term by an additional "Option Term" of thirty-six (36) months pursuant to Paragraph 52 below.

1.4.Base Rent: Base Rent under this Lease shall be as follows:

Months During Tern	Annual Base Rent	Monthly Base Rent
June 1, 2018 - May 31, 2019	$262,603.80	$21,883.65
June l, 2019 - May31,2020	$270,481.92	$22,540.16
June 1, 2020 - May 31, 2021	$278,596.32	$23,216.36
June 1, 2021 - May 31, 2022	$286,954.32	$23,912.86
June 1, 2022 - May 31, 2023	$295,562.88	$24,630.24

Base Rent shall be payable on the first calendar day of each calendar month during the Term. (See Paragraph 4 for further provisions.) Base Rent shall be subject to further adjustment as of the commencement of the Option Term, if the Term is extended by the Option Term in accordance herewith.

1.5.Base Rent Paid Upon Execution: $21,883.65, which shall be applied to Base Rent initially coming due for the Premises under this Lease.

1.6.Security Deposit: Landlord currently holds a Security Deposit under the Existing Lease in the amount of Fourteen Thousand Four Hundred and 00/100 Dollars ($14,400.00). Concurrently with the execution of this Lease, Tenant shall deposit with Landlord an additional amount equal to Ten Thousand Six Hundred and 00/100 Dollars ($10,600.00) to increase the Security Deposit to Twenty-Five Thousand and 00/100 Dollars ($25,000.00), which total amount shall be held by Landlord as the Security Deposit in accordance with the terms of this Lease.

1.7.Permitted Use: Non-medical, non-governmental general office use (including the operation of a medical software company) and ancillary uses incidental thereto consistent with operation within a first-class general office use office project, and for no other use or purpose.

1.8.Tenant’s Share: 18.83%, subject to the terms and provisions of Paragraph 4.2.

1.9.Base Year: January 1, 2019, through December 31, 2019.

1.10.Real Estate Brokers: NAI Capital, as Landlord’s broker. (See Paragraph 15 for further provisions.)

1.11.Guarantor: None

1.12.Parking: Thirty-four (34) parking spaces on the rear surface parking lot serving the Building, eight (8) of which shall be reserved spaces in the covered parking area.

2.PREMISES.

2.1.Letting. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the Term, at the rental, and upon all of the terms, provisions, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Landlord and Tenant agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

2.2.Condition of Premises; Delivery and Acceptance of Premises; Early Access; Certified Access Specialist. Tenant acknowledges that it is presently in possession of the Suite 214 Premises and is fully aware of the condition of the Suite 214 Premises. Tenant hereby agrees and acknowledges that: (a) it is familiar with and has had the opportunity to investigate the condition of the Premises (including but not limited to the mechanical, electrical and fire sprinkler systems, security, environmental aspects, and compliance with "Applicable Law", as defined in Paragraph 6.3), the present and future suitability of the Premises for Tenant’s intended use and compliance of the Premises with all applicable covenants, conditions or restrictions of record and applicable building codes, regulations and ordinances, (b) it has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor, and without in any manner derogating from Tenant’s obligations set forth herein including, without limitation, those relating to maintenance and repair, Tenant accepts the Premises, including all fixtures, furnishings and equipment, in its present condition, state of repair and operating order and in its present “AS IS” , “WHERE IS” , “WITH ALL FAULTS” condition, and (c) that neither Landlord, nor any of Landlord’s agents, has made any oral or written representations or warranties, express or implied, with respect to said matters. Correction of any non-compliance with respect to any of said matters referenced in the immediately preceding sentence shall be the obligation of Tenant at Tenant’s sole cost and expense. Notwithstanding the foregoing, Tenant shall be permitted access to the Premises at least seven (7) days prior to the Commencement Date, for purposes of installing Tenant’s furniture, fixtures and equipment (including, without limitation, telephone/communication and/or computer systems); provided, that such early access shall be subject to all of the provisions and conditions set forth in this Lease, Tenant shall not interfere with Landlord’s Work, Tenant shall provide Landlord with evidence that all insurance required of Tenant under Paragraph 8 of this Lease has been procured and is in effect (but Tenant shall not be required to pay any Base Rent until the Commencement Date), and further provided that Tenant shall coordinate such early access with Landlord’s property manager. Pursuant to Section 1938 of the California Civil Code, Landlord hereby advises Tenant that as of the date of this Lease neither the Premises, the Building nor the Project have undergone inspection by a Certified Access Specialist. Further, pursuant to Section 1938 of the California Civil Code, Landlord notifies Tenant of the following: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." Therefore and notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant agree that (i) Tenant may, at its option and at its sole cost, cause a CASp to inspect the Premises and determine whether the Premises complies with all of the applicable construction-related accessibility standards under California law, (ii) the parties shall mutually coordinate and reasonably approve of the timing of any such CASp inspection so that Landlord may, at its option, have a representative present during such inspection, and (iii) Tenant shall be solely responsible for the cost of any repairs necessary to correct violations of construction-related accessibility standards within the Premises, in the Building or at the Project identified by any such CASp inspection, any and all such alterations and repairs within the Premises to be performed by Tenant in accordance with Section 7.3 of this Lease and if any alterations and repairs to other portions of the Building or the Project are required as a result of Tenant’s CASp inspection then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such alterations and repairs; provided, however, unless such repair or alterations relate solely to other alterations to the Premises which Tenant is obligated to, or elects to, remove upon the expiration or earlier termination of the Term (in which case Tenant shall simultaneously also remove any CASp identified alterations and repairs), Tenant shall have no obligation to remove any repairs or alterations made pursuant to a CASp inspection under this Section 2.2.

2.3.Common Areas. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and of other occupants of the Project and their respective employees, suppliers, shippers, customers and invitees, which may include, without limitation, any parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas which may from time to time be included in the Project. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the Term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers and privileges reserved by Landlord under the terms of this Lease or under the terms of any rules or regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. In the event that any such storage shall occur, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost thereof to Tenant, which cost shall be immediately payable as additional rent upon demand by Landlord. Landlord or such other person(s) as Landlord may appoint, shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect to the Common Areas. Tenant agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers and invitees to so abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with such rules or regulations by other tenants and users of the Project. Landlord shall have the right, in its sole and absolute discretion, from time to time (a) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways, so long as reasonable access to the Premises remains available; (b) to close temporarily any of the Common Areas for maintenance and/or repair purposes or to prevent the acquisition of rights in the Common Areas by other persons or entities, so long as reasonable access to the Premises remains available; (c) to designate other land outside the boundaries of the Project to be a part of the Common Areas; (d) to add additional buildings and improvements to the Common Areas; (e) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and (f) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and/or Project as Landlord may, in the exercise of commercially reasonable business judgment, deem to be appropriate. Tenant shall be entitled to the non-exclusive use of eleven (11) unreserved parking spaces on the rear surface parking lot serving the Building, all at no charge to Tenant.

2.4Relocation. Landlord shall have the right to relocate the Premises to another part of the Project in accordance with the following: (a) the new Premises shall be substantially the same in size, decor and nature as the Premises described in this Lease and shall be placed in that condition by Landlord at its cost, (b) the physical relocation of the Premises shall be accomplished by Landlord at its cost, (c) Landlord shall give Tenant at least thirty (30) days’ notice of Landlord’s intention to relocate the Premises, (d) Landlord shall diligently pursue the relocation of the Premises and Base Rent, the Operating Expenses Excess and other rent and charges payable under this Lease shall abate during the period of such relocation, (e) all incidental costs incurred by Tenant as a result of the relocation including, without limitation, costs incurred in changing addresses on stationery, business cards, directories, advertising and other such items shall be paid by Landlord (not to exceed $1,500.00), and (f) Landlord shall not have the right to relocate the Premises more than two times during the Term.

3.TERM; EXISTING LEASE.

3.1Term. This Lease shall be effective and binding upon the parties from and after the date hereof. The Commencement Date shall be the date set forth in Paragraph 1.3 above, and the Term of this Lease shall be as specified in Paragraph 1.3 above; provided, however, that if for any reason there is any delay in Landlord’s delivery of possession of the Premises to Tenant, Landlord shall not be subject to any damages or liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, or extend the Term hereof, but in such case, the "Commencement Date" shall not be deemed to occur until the delivery of possession of the Premises in accordance with this Lease. If the Commencement Date of this Lease does not occur by the date which is two (2) years following the date hereof, this Lease shall automatically terminate without any further action by either of the parties hereto and neither party shall have any obligation or liability hereunder. Any occupancy of the Premises by Tenant prior to the Commencement Date which is not governed by an existing lease expiring upon the Commencement Date shall be subject to the terms and conditions of this Lease.

3.2Existing Lease. The parties hereby acknowledge and agree that, subject to the Existing Lease governing Tenant’s occupancy of the Surrender Premises until the Surrender Date, this Lease amends and completely restates the Existing Lease in its entirety. As an inducement to Landlord to execute this Lease, Tenant hereby represents, warrants and covenants to Landlord as follows:

(a)(i) all conditions of this Lease necessary for the enforceability of this Lease have been satisfied or waived, (ii) Landlord is currently not in default under the Existing Lease, (iii) as of the date hereof, there are no existing claims, defenses or offsets that Tenant has against Landlord nor, to Tenant’s knowledge, have any events occurred that would constitute a default on the part of Landlord under the Existing Lease, and (iv) except as provided otherwise in this Lease, Landlord is not required to perform, nor contribute any allowance for, any additional improvements to the Premises.

(b)Tenant hereby generally releases and discharges Landlord, and its members, mangers, officers, directors, partners, submembers and subpartners, and their respective officers, directors, agents, property managers, employees, and independent contractors, both present and past, of and from any and all claims, debts, liabilities, obligations and causes of action, of any kind or nature, known or unknown, based on, arising out of, or connected with, either directly or indirectly, any term, provision, matter, fact, event or occurrence related to or contained in the Existing Lease arising prior to the date hereof.

(c)Tenant shall vacate and surrender the Surrender Premises to Landlord no later than five (5) days after "substantial completion" (as defined below) of the Landlord’s Work (the "Surrender Date"), and Tenant shall fully comply with all obligations under the Existing Lease respecting the Surrender Premises up to the Surrender Date, including those provisions relating to the condition of the Surrender Premises and removal of Tenant’s property therefrom. Notwithstanding anything to the contrary contained herein, Tenant shall continue to pay Base Rent and the Operating Expenses Excess due under the Existing Lease for the Surrender Premises until the Surrender Date. Accordingly, from and after the Surrender Date, the Surrender Premises shall be deemed surrendered by Tenant to Landlord and the Existing Lease shall be deemed terminated (except as to those provisions which expressly survive termination of the Existing Lease).

(d)For the avoidance of doubt, all early termination options contained in the Existing Lease, including, without limitation, those granted in Paragraph 54 of the Existing Lease and Section 12 of the Second Amendment to the Existing Lease, are hereby deemed terminated, null and void.

4.RENT.

4.1.Base Rent. Tenant shall pay Base Rent under this Lease in the amount and at the times specified in Paragraph 1.4 above. Tenant shall cause payment of Base Rent, the Operating Expenses Excess and other rent or charges, as the same may be adjusted from time to time, to be received by Landlord pursuant to this Lease, in lawful money of the United States, without demand, offset, abatement or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent, the Operating Expenses Excess and all other rent and charges for any period during the Term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent, the Operating Expenses Excess and other rent and charges shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant.

4.2.Operating Expenses.

(a)For purposes of this Lease, ‘‘Operating Expenses” shall mean the sum of ‘‘Common Area Expenses” (as hereinafter defined), costs incurred by Landlord in performance of obligations with respect to the buildings and improvements in the Project as are provided with respect to the Building in Paragraph 7.2 below, costs incurred by Landlord in maintaining insurance with respect to the Project as is set forth with respect to the Building in Paragraph 8.3 below, the amount of any insurance deductible with respect to the Project in the event of casualty as is set forth with respect to the Building in Paragraph 8.3 below, and costs incurred by Landlord in payment of Real Property Taxes with respect to the Project pursuant to Paragraph 10.1 below, and costs incurred to provide utility services to the Premises pursuant to Paragraph 11 below. For purposes of this Lease, "Common Area Expenses" shall mean all costs incurred by Landlord for the operation, management, repair, maintenance and replacement, in neat, clean, good order and condition, of the Common Areas and all assessments and/or charges payable under easements and/or other agreements respecting use of parking areas and/or Common Areas serving the Project, including, without limitation, any parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, lighting facilities, fences and gates, costs of causing the Common Areas to comply with Applicable Laws, costs incurred by Landlord in maintaining a policy of liability insurance pursuant to Paragraph 8.2 below, and the cost of water, gas and electricity to service the Common Areas. The parties hereby acknowledge that certain Operating Expenses relate only to the office building portion of the Project and that other Operating Expenses relate to the entire Project. Accordingly, Landlord shall establish cost pools for the components of Operating Expenses relating only to the office building portion of the Project and for Operating Expenses relating to the entire Project, and shall reasonably in good faith allocate Operating Expenses between such cost pools. For purposes of this Lease, "Tenant’s Share" shall mean a fraction, the numerator of which is the rentable area of the Premises and the denominator of which is the rentable area within the Project from time to time. As of the Commencement Date, Tenant’s Share shall be equal to the percentage set forth in Paragraph 1.8; provided, that in the event Landlord makes changes to the Common Area in the Building, Landlord may re-measure the Building’s rentable square footage and may adjust Tenant’s Share based on such re-measurement.

(b)Tenant shall pay to Landlord, as additional rent, each year during the Term, the amount, if any, by which Tenant’s Share of Operating Expenses for such year increases over the amount of Tenant’s Share of Operating Expenses for the ‘‘Base Year”, as defined in Paragraph 1.9 above (the ‘‘Operating Expenses Excess”); provided, that in calculating such Operating Expenses Excess for any partial year including the date of the expiration of the Lease Term or earlier termination of the Lease, the amount of Tenant’s Share of Operating Expenses for the Base Year shall be equitably prorated. Tenant shall not be entitled to any refund or credit if the amount of Tenant’s Share of Operating Expenses for any year following the Base Year is less than the amount of Tenant’s Share of Operating Expenses for the Base Year. Tenant shall pay such yearly Operating Expenses Excess for each year during the Term following the Base Year, within ten (10) days after Tenant’s receipt of a reasonably detailed statement therefor from Landlord; provided, however, that at Landlord’s option, an amount may be estimated by Landlord from time to time of such Operating Expenses Excess and the same shall be payable monthly or quarterly, as Landlord shall designate, in advance, during each year of the Lease Term, on the same day as the Base Rent is due hereunder. In the event of payment of such Operating Expenses Excess on an estimated basis, Landlord shall have the right to adjust its estimate of such amount from time to time during the Lease Term upon written notice to Tenant, based upon reasonably anticipated changes in the amount of Operating Expenses. For any year during which such Operating Expenses Excess is so paid on an estimated basis, within one hundred twenty (120) days following the end of such year or as soon thereafter as information becomes available to Landlord, Landlord shall deliver to Tenant a statement of actual Operating Expenses for such year and the actual Operating Expenses Excess, and if Tenant has overpaid Tenant’s obligation for such Operating Expenses Excess, Tenant shall be entitled to a credit against the Operating Expenses Excess next coming due under this Lease in the amount of such overpayment (except that any such overpayment allocable to the final year of the Lease Term shall be refunded to Tenant following the satisfaction of all Tenant obligations under this Lease), and if Tenant has underpaid the Operating Expenses Excess, Tenant shall pay any such deficiency to Landlord within thirty (30) days following receipt of such statement. Landlord’s obligation to make such refund and Tenant’s obligation to pay such deficiency, as applicable, shall survive the expiration of the Term or earlier termination of this Lease. In the event that the Project is, on average, less than ninety-five percent (95%) occupied during the Base Year or any subsequent year during the Term, then for purposes of calculating Operating Expenses for such year, the components of Operating Expenses which vary based upon occupancy shall be adjusted to reflect such amounts as would have been incurred had the Project been, on average, ninety-five percent (95%) occupied during such year.

5.SECURITY DEPOSIT. Upon the execution of this Lease, Tenant shall deposit with Landlord the sum of the Security Deposit set forth in Paragraph 1.6, as security for Tenant’s faithful performance of Tenant’s obligations under this Lease. If Tenant fails to pay Base Rent or other rent or charges due hereunder, or otherwise “Defaults” (as defined in Paragraph 13.1) under this Lease, Landlord may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage

(including attorneys’ fees) which Landlord may suffer or incur by reason thereof. If Landlord uses or applies all or any portion of said Security Deposit, within ten (10) days after Landlord’s written request therefor, Tenant shall deposit with Landlord funds sufficient to restore said Security Deposit to the full amount required by this Lease. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, Landlord shall, at the expiration or earlier termination of the Term hereof and after Tenant has vacated the Premises, return to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest herein), that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Tenant under this Lease.

6.USE.

6.1.Use. Tenant shall use and occupy the Premises only for the purposes set forth in Paragraph 1.7 and for no other use or purpose. Tenant shall be solely responsible, at Tenant’s cost, for obtaining any necessary permits and approvals for occupancy of the Premises for such permitted use. Tenant shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties. Subject to the provisions of this Lease, Tenant shall be permitted access to the Premises on a twenty-four (24) hours per day, seven (7) days per week basis.

6.2.Hazardous Substances.

(a)Prohibition on Hazardous Substances. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials on the Premises or other portions of the Building and/or Project, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises and/or other portions of the Building and/or Project, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Tenant represents and warrants to Landlord that Tenant’s business and all activities to be performed by Tenant in, on or about the Premises, Building and/or Project shall comply with all Applicable Laws respecting Hazardous Substances and Tenant agrees to change any such activity or install any equipment, safety devices, pollution control systems and/or other installations as may be required at any time during the Lease Term to comply therewith. Tenant shall not cause or permit any Hazardous Substance to be brought upon, kept, or used in or about the Premises, Building and/or Project by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord and Tenant represents and warrants that in the operation of its business from the Premises, it shall not use any Hazardous Substances in, upon or about the Premises. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Substance on the Premises, Building and/or Project caused or permitted by Tenant or otherwise caused to be located upon the Premises, Building and/or Project during the Lease Term results in contamination of the Premises, Building, Project and/or any adjacent property, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, Building, Project and/or adjacent property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, Building, Project and/or adjacent property, damages arising from any adverse impact on marketing of the Premises, Building, Project and/or adjacent property, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Substance present in the soil or ground water on or under the Premises, Building, Project and/or adjacent property. Without limiting the foregoing, if the presence of any Hazardous Substance on the Premises, Building and/or Project caused or permitted by Tenant results in any contamination of the Premises, Building, Project and/or adjacent property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises, Building, Project and/or adjacent property to the condition existing prior to the introduction of any such Hazardous Substance to the Premises, Building, Project and/or adjacent property; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, Building, Project and/or adjacent property.

(b)Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, Building and/or Project other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also immediately give Landlord a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, Building and/or Project.

(c)Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, its agents, representatives, employees, lenders and ground landlord, if any, and the Premises, Building and/or Project harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance or storage tank. Tenant’s obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Landlord in writing at the time of such agreement.

6.3.Tenant’s Compliance with Law. Tenant, shall, at Tenant’s sole cost and expense, fully, diligently and in a timely manner, comply with all ‘‘Applicable Law”, which term is used in this Lease to include all laws, rules, codes, regulations, ordinances, directives, covenants, easements, restrictions, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants, relating in any manner to the Premises, and to the extent such compliance is necessitated as a result of Tenant’s particular use of or alterations or improvements to the Premises, the Building and/or Common Areas. Tenant’s obligation for compliance with Applicable Law pursuant hereto shall include, without limitation, matters pertaining to (i) industrial hygiene, (ii) accessibility or usability of the Premises by disabled persons, (iii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iv) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Tenant shall, within five (5) days after receipt of Landlord’s written request, provide Landlord with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Tenant’s compliance with any Applicable Law specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Law.

6.4.Inspection; Compliance. Landlord and Landlord’s “Lender(s)” (as defined in Paragraph 8.3(a)), agents and representatives shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Laws, and to employ experts and/or consultants in connection therewith and/or to advise Landlord with respect to Tenant’s activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease, violation of Applicable Law, or a contamination is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Tenant shall upon request reimburse Landlord or Landlord’s Lender, as the case may be, for the costs and expenses of such inspections. If Tenant is not in compliance with the requirements of the provisions of this Lease (including, without limitation, the provisions of this Lease relating to Hazardous Substances), Landlord shall have the right, but not the obligation, to immediately enter upon the Premises to remedy any condition caused by Tenant’s failure to comply with the requirements of this Lease at Tenant’s sole cost. Landlord shall use reasonable efforts to minimize unreasonable interference with Tenant’s business as a result of any such entry by Landlord but shall not be liable for any interference caused thereby.

6.5Prohibited Drug Activities / Cannabis / Marijuana. Tenant agrees that the Premises shall not be used for the use, growing, producing, processing, storing (short or long term), distributing, transporting, or selling of marijuana, cannabis, cannabis derivatives, or any cannabis containing substances (“Cannabis”), or any office uses related to the same, nor shall Tenant permit, allow or suffer, any of Tenant’s officers, employees, agents, servants, licensees, subtenants, concessionaires, contractors and invitees to bring onto the Premises, any Cannabis. Without limiting the foregoing, the prohibitions in this paragraph shall apply to all Cannabis, whether such Cannabis is legal for any purpose whatsoever under state or federal law or both. Notwithstanding anything to the contrary, any failure by Tenant to comply with each of the terms, covenants, conditions and provisions of this paragraph shall automatically and without the requirement of any notice be a Default that is not subject to cure, and Tenant agrees that upon the occurrence of any such Default, Landlord may elect, in its sole discretion, to exercise all of its rights and remedies under this Lease, at law or in equity with respect to such Default. Furthermore Tenant is prohibited from engaging or permitting others to engage in any activity which would be a violation of any state and/or federal laws relating to the use, sale, possession, cultivation and/or distribution of any controlled substances (whether for commercial or personal purposes) regulated under any applicable law or other applicable law relating to the medicinal use and/or distribution of marijuana/Cannabis (otherwise known as the Compassionate Use Act of 1996) (“Prohibited Drug Law Activities”).

7.MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES AND ALTERATIONS.

7.1.Tenant’s Obligations. Except for items which are the responsibility of Landlord pursuant to Paragraph 7.2 below and subject to Landlord’s providing janitorial services as set forth in Paragraph 7.2 below, Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Premises interior and Tenant’s fixtures and personal property in good order, condition and repair.

7.2.Landlord’s Obligations. Subject to the foregoing, Landlord shall keep and maintain in good order, condition and repair the Common Areas, roof, exterior walls, structural parts and structural floor of the Building, interior utility and mechanical systems (such as electrical, plumbing, HVAC, lighting, sprinklers, if any, and life safety systems), and pipes and conduits outside the Premises for the furnishing to the Premises of various utilities (except to the extent that the same are the obligation of the appropriate public utility company), and, in addition, Landlord shall cause customary janitorial service to be provided to the Premises five (5) nights per week (currently, Sunday through Thursday), provided that Landlord shall not be liable for failure to perform janitorial work in the portions of the Premises in use by Tenant later than standard Project business hours of 8:00 a.m. to 6:00 p.m., Monday through Friday and provided that no janitorial service will be provided to kitchen areas (if any) unless requested by Tenant, and if so requested and provided by Landlord, the cost of such janitorial service to kitchen areas will be separately charged to Tenant as additional rent. However, any such repairs or maintenance which are necessitated by the negligence or willful misconduct of Tenant, its servants, agents, employees or contractors or anyone claiming under Tenant, or by reason of the failure of Tenant to perform or observe any condition or agreement contained in this Lease, or caused by alterations, additions or improvements made by Tenant or anyone claiming under Tenant, shall be made by Tenant or, at Landlord’s option, by Landlord at Tenant’s sole cost and expense. Except to the extent the same is Tenant’s responsibility pursuant to Paragraph 6.3 above, Landlord shall cause the Building to be in compliance with the requirements of Applicable Laws. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable to Tenant for failure to make repairs as herein specifically required of it unless Tenant has previously notified Landlord, in writing, of the need for such repairs and Landlord has failed to commence and complete said repairs within a reasonable time following receipt of Tenant’s written notification. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the parties as to maintenance and repair of the Premises. Tenant and Landlord expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Tenant the right to make repairs at the expense of Landlord or to terminate this Lease by reason of, any needed repairs.

7.3.Utility Installations; Trade Fixtures; Alterations.

(a)Definitions; Consent Required. The term “Utility Installations” is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting systems and fixtures, heating, ventilating, and air conditioning equipment plumbing, and fencing in, on or about the Premises. The term “Trade Fixtures” shall mean Tenant’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements on the Premises from that which are provided by Landlord under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Tenant Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord as defined in Paragraph 7.4(a). Tenant shall not make any Alterations or Utility Installations in, on, under or about the Premises without Landlord’s prior written consent. Notwithstanding anything to the contrary contained herein, no addition, alteration, change, installation or improvement shall be made which will weaken the structural strength, lessen the value of, interfere or make inoperable any portion of the Premises or change the architectural appearance of the Premises.

(b)Consent. Any Alterations or Utility Installations that Tenant shall desire to make shall be presented to Landlord in written form with proposed detailed plans. All consents given by Landlord, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Tenant’s acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Landlord prior to commencement of the work thereon, (iii) the compliance by Tenant with all conditions of said permits in a prompt and expeditious manner, and (iv) Tenant’s use of contractors and subcontractors meeting Landlord’s reasonable requirements as to use of union labor. Any Alterations or Utility Installations by Tenant during the Term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Tenant shall promptly upon completion thereof furnish Landlord with as-built plans and specifications therefor. Landlord may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation upon Tenant’s providing Landlord with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Tenant’s posting an additional Security Deposit with Landlord under Paragraph 36 hereof.

(c)Indemnification. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanics’ or materialmen’s lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. If Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Landlord against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord’s attorneys’ fees and costs in participating in such action if Landlord shall decide it is to its best interest to do so.

(d)Labor Covenant. All work performed by or on behalf of Tenant, whether prior to the Commencement Date or any subsequent alterations, additions or improvements to the Premises by Tenant, shall be performed by general contractors or subcontractors pursuant to a current collective bargaining agreement with the Laborers’ International Union of North America (the “Laborers”), and all work by or on behalf of Tenant that is work recognized by the AFL-CIO Building and Construction Trades Department as within the jurisdiction of the Laborers, International Brotherhood of Teamsters, International Union of Operating Engineers, or Cement Masons shall be performed by general contractors or subcontractors pursuant to a current, executed agreement between such contractor and one of the foregoing labor unions having jurisdiction over such work, provided that all work claimed by the Laborers shall be performed pursuant to a current, executed agreement with the Laborers. The “work covered” description in each of said collective bargaining agreements describing work traditionally performed by union members shall be applicable to the entire Premises, including tenant improvements. Tenant shall be fully responsible for the implementation and enforcement of this requirement and shall indemnify, defend, and save Landlord harmless from any liability, loss, damage or cost resulting from a violation of this requirement. Further, to avoid mechanic’s liens and disruptions in work, all Laborers’ work shall be performed pursuant to an agreement requiring full Master Labor Agreement contributions to each of the Laborers’ trust funds. Tenant shall be responsible for payment of all construction management fees incurred by Tenant and charged by Tenant’s project and/or construction managers for Tenant’s work and any other additions, alterations or improvements made by Tenant to the Premises.

7.4.Ownership; Removal; Surrender; and Restoration.

(a)Ownership. Subject to Landlord’s right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Installations made to the Premises by Tenant shall be the property of and owned by Tenant, but considered a part of the Premises. Landlord may, at any time and at its option, elect in writing to Tenant to be the owner of all or any specified part of the Tenant Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Tenant Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Landlord and remain upon and be surrendered by Tenant with the Premises.

(b)Removal. Unless otherwise expressly agreed in writing, Landlord may require that any or all Tenant Owned Alterations or Utility Installations be removed by the expiration of the Term or earlier termination of this Lease, notwithstanding their installation may have been consented to by Landlord. Landlord may require the removal at any time of all or any part of any Tenant Owned Alterations or Utility Installations made without the required consent of Landlord.

(c)Surrender/Restoration. Tenant shall surrender the Premises by the end of the last day of the Lease Term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Landlord, the Premises, as surrendered, shall include the Utility Installations. The obligation of Tenant shall include the repair of any damage occasioned by the installation, maintenance or removal of Tenant’s Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank and the removal, replacement, or remediation of any contaminated soil, material or ground water, all as may then be required by Applicable Law and/or good practice. Tenant’s Trade Fixtures shall remain the property of Tenant and shall be removed by Tenant subject to its obligation to repair and restore the Premises per this Lease. Nothing contained in this Paragraph 7.4(c) shall be deemed to limit Tenant’s repair and maintenance obligations pursuant to this Lease.

8.INSURANCE; INDEMNITY.

8.1.Liability Insurance - Tenant. Tenant shall obtain and keep in force during the Term of this Lease a Commercial General Liability policy of insurance protecting Tenant and Landlord, Landlord’s Lender(s), if any, and Landlord’s asset manager (currently, TDA, Inc., a California corporation [‘‘TDA’’]) (each as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "Additional Insured-Managers or Landlords of Premises" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant’s indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.

8.2.Liability Insurance - Landlord. In addition to, and not in lieu of, the insurance maintained by Tenant pursuant to Paragraph 8.1 above, Landlord shall obtain and keep in force during the Term of this Lease, as an item of Common Area Expenses, such policies of Commercial General Liability insurance protecting Landlord, Landlord’s Lender(s), if any, and Landlord’s asset manager against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Project and all areas appurtenant thereto, in such form and amounts and including such coverages as Landlord deems appropriate. Tenant shall not be named as an additional insured under such policies.

8.3.Property Insurance-Building, Improvements and Rental Value.

(a)Building and Improvements. Landlord shall obtain and keep in force during the Term of this Lease, as an item of Operating Expenses, a policy or policies in the name of Landlord, with loss payable to Landlord and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), insuring loss or damage to the Building, including all improvements, fixtures, furnishings and equipment. However, Tenant Owned Alterations and Utility Installations shall be insured by Tenant under Paragraph 8.4 rather than by Landlord. The amount of such insurance shall be equal to the full replacement cost of the Building, including all improvements, fixtures, furnishings and equipment as the same shall exist from time to time, or the amount required by Lenders. At Landlord’s option, such policy or policies shall insure against all risks of direct physical loss or damage (including, without limitation, the perils of flood and earthquake), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers (All Items) for the city nearest to where the Premises is located. If such insurance coverage has a deductible clause, the deductible shall not exceed commercially reasonable amounts, and in the event of any casualty, the amount of such deductible shall be an item of Operating Expenses.

(b)Rental Value. Landlord shall, in addition, obtain and keep in force during the Term of this Lease, as an item of Operating Expenses, a policy or policies in the name of Landlord, with loss payable to Landlord and Lender(s), insuring the loss of the full rental and other charges payable to Landlord by Tenant under this Lease and by other occupants of the Building under their respective leases for one (1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event any applicable lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Building, to provide for one full year’s loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable to Landlord, for the next twelve (12) month period. Any deductible amount in the event of such loss shall be an item of Operating Expenses.

(c)Adjacent Premises. Notwithstanding anything to the contrary contained in this Lease, to the extent the cost of maintaining insurance with respect to the Building and/or any other buildings within the Project is increased as a result of Tenant’s acts, omissions, use or occupancy of the Premises, Tenant shall pay for such increase.

8.4.Tenant’s Property Insurance. Subject to the requirements of Paragraph 8.5, Tenant at its cost shall either by separate policy or, at Landlord’s option, by endorsement to a policy already carried, maintain insurance coverage on all personal property, Tenant Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by the Landlord under Paragraph 8.3(a). Such insurance shall be full replacement cost coverage with a deductible of not to exceed commercially reasonable amounts. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property or the restoration of Tenant Owned Alterations and Utility Installations. Tenant shall be the Insuring Party with respect to the insurance required by this Paragraph 8.4 and shall provide Landlord with written evidence that such insurance is in force.

8.5.Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A, X, or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of “Best’s Insurance Guide.” Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. Tenant shall cause to be delivered to Landlord certified copies of policies of such insurance or certificates evidencing the existence and amounts of insurance required to be maintained by Tenant pursuant to this Article 8 with the insureds and loss payable clauses as required by this Lease. No such policy maintained by Tenant shall be cancelable or subject to modification except after thirty (30) days prior written notice to Landlord. Tenant shall at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or “insurance binders” evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand. If Tenant shall fail to procure and maintain the insurance required to be carried by Tenant under this Paragraph 8, Landlord may, but shall not be required to, procure and maintain the same, but at Tenant’s expense.

8.6.Waiver of Subrogation. Landlord and Tenant hereby mutually release each other from liability and waive all right of recovery against each other for any loss in or about the Premises, from perils insured against under the respective property damage insurance policies required to be carried hereunder, whether due to negligence or any other cause; provided that this Paragraph 8.6 shall be inapplicable if it would have the effect, but only to the extent it would have the effect, of invalidating any insurance coverage of Landlord or Tenant. If the waiver of subrogation pursuant hereto results in an additional premium charge to Landlord, Tenant agrees to promptly pay Landlord such additional charge upon receiving a written billing therefor However if such insurance policies cannot be obtained with a waiver of subrogation, the parties are relieved of the obligation to obtain such a waiver hereunder.

8.7.Indemnity. Tenant shall indemnify, protect, defend and hold harmless the Premises, Building, Project, Landlord and its agents and representatives, Landlord’s asset manager, Landlord’s master or ground landlord, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in dealing with, the occupancy of the Premises by Tenant, the conduct of Tenant’s business, any act, omission or neglect of Tenant, its agents, contractors, employees or invitees, and out of any Default or Breach by Tenant in the performance in a timely manner of any obligation on Tenant’s part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Landlord) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Landlord by reason of any of the foregoing matters, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises and Common Areas arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord. Tenant’s obligations under the provisions of this Paragraph 8.7 shall survive the expiration of the Term or earlier termination of this Lease.

8.8.Exemption of Landlord from Liability. Landlord shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant’s employees, contractors, invitees, customers, or any other person in or about the Premises, Building and/or Project, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises, Building or Project, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord. Notwithstanding Landlord’s negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant’s business or for any loss of income or profit therefrom.

9.DAMAGE OR DESTRUCTION.

9.1.Insured Casualty. If the Premises is partially or totally destroyed by fire or any other peril covered by insurance maintained pursuant to Paragraph 8.3, except as otherwise provided in this Paragraph 9, Landlord shall, within 180 days after the occurrence of such destruction, but only to the extent that proceeds of such insurance are available to Landlord for such purpose, commence reconstruction and restoration of the Premises (but not Tenant’s Trade Fixtures, Tenant Owned Alterations and Utility Installations, furnishings, equipment and personal property) and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect. If, however, insurance proceeds are not sufficient to pay the full cost of such reconstruction, and if the damage or destruction is due to the acts or omissions of Tenant, its agents, employees or contractors, or if Landlord is restricted by any governmental authority, Landlord may elect to either terminate this Lease or pay the cost of such reconstruction. In the event of the repair and/or restoration of the Premises following casualty pursuant to this Paragraph 9, following the completion of such repair and/or restoration, Tenant shall promptly commence and diligently prosecute to completion the repair and restoration of Tenant’s Trade Fixtures, Tenant Owned Alterations and Utility Installations, furnishings, equipment and personal property.

9.2.Uninsured Casualty. If the Premises are damaged or destroyed to any extent whatever as a result of any casualty or peril not covered by the insurance maintained pursuant to Paragraph 8.3, Landlord may within 180 days after the occurrence of such destruction: (a) commence reconstruction and restoration of the Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect; or (b) notify Tenant in writing that it elects not to reconstruct or restore the Premises, in which event this Lease shall cease and terminate as of the date of service of such notice. If Landlord elects to reconstruct the Premises following destruction as a result of any casualty or peril not covered by such insurance, Landlord’s and Tenant’s obligations with respect to the reconstruction of the Premises shall be as described and limited in Paragraph 9. 1 above.

9.3.Damage Near End of Term. Notwithstanding anything to the contrary contained in Paragraphs 9.1 and 9.2 above, if the Premises is damaged by casualty during the last twelve (12) months of the Term to an extent whereby repairs and/or restoration cannot be completed within the shorter of (i) 90 days or (ii) the remaining Term of this Lease, then Landlord and Tenant each shall have the option to terminate this Lease by giving written notice to the other of the exercise of such option within 60 days after such casualty, in which event this Lease shall cease and terminate as of the date of service of such notice.

9.4.Abatement of Rent. During the period following the casualty until the completion of Landlord’s repair and/or restoration of casualty damage to the Premises, Tenant’s obligation for payment of Base Rent, Real Property Taxes, insurance premiums and any other recurring charges under this Lease, shall be abated in proportion to the degree to which Tenant’s use of the Premises is impaired but only to the extent to which Landlord receives reimbursement for such abatement pursuant to the rental value insurance maintained under Paragraph 8.3(b) above. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and such other charges, if any, as aforesaid, all other obligations of Tenant hereunder shall be performed by Tenant, and Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, repair or restoration.

9.5.Termination-Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant’s Security Deposit as has not been, or is not then required to be, used by Landlord under the terms of this Lease.

9.6.Waive Statutes. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.REAL PROPERTY TAXES.

10.1.Payment of Taxes. During the Term of this Lease, Landlord shall pay the “Real Property Taxes”, as defined in Paragraph 10.2 below, applicable to the Project (as an item of Operating Expenses).

10.2.Definition of “Real Property Taxes.” As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises, Building and/or Project by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Landlord in the Premises, Building and/or Project, Landlord’s right to rent or other income therefrom, and/or Landlord’s business of leasing the Premises, Building and/or Project. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Premises, Building and/or Project or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

10.3.Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property contained in the Premises or elsewhere. When possible, Tenant shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s said personal property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property or, at Landlord’s option, as provided in Paragraph 10.1 (b).

11.UTILITIES. Landlord shall pay for the cost of utility service to the Premises during Project business hours of 8:00 a.m. to 6:00 p.m. Monday through Friday, and 9:00 a.m. to 1:00 p.m. Saturdays, other than legal holidays (currently, New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving day and Christmas day), as an item of Operating Expenses. Tenant shall reimburse Landlord for the cost of any utility service to the Premises before or after such Project business hours, based upon Landlord’s good faith determination of such costs (inclusive of reasonable administrative fees). Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service being furnished to the Premises, and no such failure or interruption shall be deemed to constitute an actual or constructive eviction or entitle Tenant to terminate this Lease or withhold any rent or any other sum due under this Lease.

12.ASSIGNMENT AND SUBLETTING.

12.1.Landlord’s Consent Required.

(a)Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber or enter into a concession, license, management or operating agreement with respect to (collectively, “assignment”) or sublet all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent given under and subject to the terms of Paragraph 36.

(b)A change in the control of Tenant shall constitute an assignment requiring Landlord’s consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Tenant or of the beneficial ownership of Tenant shall constitute a change in control for this purpose.

(c)The involvement of Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Tenant’s assets occurs, which results or will result in a reduction of the Net Worth of Tenant, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Tenant as it was represented to Landlord at the time of the execution by Landlord of this Lease or at the time of the most recent assignment to which Landlord has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Tenant was or is greater, shall be considered an assignment of this Lease by Tenant to which Landlord may reasonably withhold its consent. “Net Worth of Tenant” for purposes of this Lease shall be the net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied.

(d)An assignment or subletting of Tenant’s interest in this Lease without Landlord’s specific prior written consent shall, at Landlord’s option, be a Default curable after notice per Paragraph 13.l (c), or a noncurable Breach without the necessity of any notice and grace period.

12.2.Terms and Conditions Applicable to Assignment and Subletting.

(a)Regardless of Landlord’s consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or subtenant of the obligations of Tenant under this Lease, (ii) release Tenant of any obligations hereunder, or (iii) alter the primary liability of Tenant for the payment of Base Rent and other sums due Landlord hereunder or for the performance of any other obligations to be performed by Tenant under this Lease.

(b)Landlord may accept any rent or performance of Tenant’s obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Landlord’s right to exercise its remedies for the Default or Breach by Tenant of any of the terms, covenants or conditions of this Lease.

(c)The consent of Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the subtenant. However, Landlord may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

(d)In the event of any Default or Breach of Tenant’s obligations under this Lease, Landlord may proceed directly against Tenant, any Guarantors or anyone else responsible for the performance of the Tenant’s obligations under this Lease, including any subtenant, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord or Tenant.

(e)Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Landlord’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subtenant, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000 as reasonable consideration for Landlord’s considering and processing the request for consent. Tenant agrees to provide Landlord with such other or additional information and/or documentation as may be reasonably requested by Landlord. In determining whether to reasonably consent to a proposed assignment or subletting, (i) it shall not be unreasonable for Landlord to withhold its consent to any such assignment or subletting if a proposed assignee’s or subtenant’s anticipated or proposed use of the Premises involves the generation storage, use, treatment or disposal of any Hazardous Substance; and (ii) Landlord may consider, among other things, any or all of the following factors: (1) the reputation of the proposed assignee or subtenant (including any principals, partners or shareholders of such assignee or subtenant), including, without limitation, the reputation of the proposed assignee or subtenant for dishonesty, criminal conduct and/or unethical business practices; (2) whether the business experience and quality of business operations of the proposed assignee or subtenant is comparable to that of Tenant; (3) the credit history of the proposed assignee or subtenant; (4) the intended use of the Premises by the proposed assignee or subtenant; and/or (5) whether the use of the Premises by the proposed assignee or subtenant will involve the generation, storage, use, treatment or disposal of any Hazardous Substances, or will in any way increase any potential risk or liability to Landlord arising out of or relating to Hazardous Substances. Should Tenant desire to enter into an assignment or subletting, Tenant shall provide not less than ninety (90) days prior written notice thereof to Landlord setting forth the name of the proposed assignee or subtenant, the term, use, rental rate and other relevant particulars of the proposed assignment or subletting, including, without limitation, evidence satisfactory to Landlord that the proposed assignee or subtenant will not use, store or dispose of any Hazardous Substances in or on the Premises, and that the proposed assignee or subtenant will immediately occupy and thereafter use the Premises for the entire term of the Lease or the sublease (as the case may be). Such notice shall be accompanied by a copy of the proposed assignment or sublease agreement and any documents or financial information Landlord may require in order to make a determination as to the suitability of the assignee or subtenant.

(f)Any assignee of, or subtenant under, mis Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease.

(g)The occurrence of a transaction described in Paragraph 12.l (c) shall give Landlord the right (but not the obligation) to require that the Security Deposit be increased to an amount equal to six (6) times the then monthly Base Rent, and Landlord may make the actual receipt by Landlord of the amount required to establish such Security Deposit a condition to Landlord’s consent to such transaction.

(h)In the event of any assignment or sublease, Landlord shall receive as additional rent hereunder any and all of Tenant’s “Excess Consideration” derived from such assignment or sublease. If Tenant shall elect to assign or sublet, Tenant shall use reasonable and good faith efforts to secure consideration from any such assignee or subtenant which would be generally equivalent to then-current market rent, but in no event shall Tenant’s monetary obligations to Landlord, as set forth in this Lease, be reduced. In the event of a sublease, “Excess Consideration” shall mean all rent, additional rent or other consideration actually received by Tenant from such subtenant and/or actually paid by such subtenant on behalf of Tenant in connection with the subletting in excess of the rent, additional rent and other sums payable by Tenant under this Lease during the term of the sublease on a per square foot basis if less than all of the Premises is subleased, less marketing costs, attorneys’ fees and brokerage commissions, if any, reasonably incurred by Tenant to procure the sublease, and the cost of any alterations made by Tenant specifically for the benefit of such subtenant. In the event of an assignment, “Excess Consideration” shall mean key money, bonus money or other consideration paid by the assignee to Tenant in connection with such assignment, and any payment in excess of fair market value for services rendered by Tenant to assignee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to assignee in connection with such assignment, less marketing costs, attorneys’ fees and brokerage commissions, if any, reasonably incurred by Tenant to procure the assignment, and the cost of any alterations made by Tenant specifically for the benefit of such assignee. If part of the Excess Consideration shall be payable by the assignee or subtenant other than in cash, then Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord.

(i)In addition to Landlord’s right of approval of any proposed assignment or subletting and without limiting the other provisions of this Paragraph 12, Landlord shall have the option, in the event of any proposed assignment or subletting, to terminate the Lease as to the affected portion of the Premises as of the proposed effective date of the proposed assignment or subletting set forth in Tenant’s notice. Such option to terminate shall be exercised, if at all, by Landlord giving Tenant written notice thereof within sixty (60) days following Landlord’s receipt of Tenant’s written request. In the event of such termination by Landlord, from and after the effective date of such termination, Landlord and Tenant shall have no further obligations or liabilities to each other with respect to the affected portion of the Premises, except with respect to obligations or liabilities which have accrued as of, or survive, such termination (in the same manner as if such termination date were the date originally fixed for the expiration of the Lease Term). Without in any manner limiting the rights of Landlord, following any such termination by Landlord, Landlord may lease the affected portion of the Premises to the prospective assignee or subtenant proposed by Tenant, without liability to the Tenant. Landlord’s failure to exercise such termination right as herein provided shall not be construed as Landlord’s consent to the proposed assignment or subletting.

12.3.Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease, provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Tenant’s obligations under this Lease, Tenant may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a Breach exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord the rents and other charges due and to become due under the sublease. Subtenant shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against said subtenant, or, until the Breach has been cured, against Landlord, for any such rents and other charges so paid by said subtenant to Landlord.

(b)In the event of a Breach by Tenant in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to such sublandlord or for any other prior Defaults or Breaches of such sublandlord under such sublease.

(c)Any matter or thing requiring the consent of the sublandlord under a sublease shall also require the consent of Landlord herein.

(d)No subtenant shall further assign or sublet all or any part of the Premises without Landlord’s prior written consent.

(e)If Landlord delivers a copy of any notice of Default or Breach by Tenant to the subtenant, such subtenant shall have the right to cure the Default of Tenant within the grace period, if any, specified in such notice. In such event, the subtenant shall have a right of reimbursement and offset from and against Tenant for any such Defaults cured by the subtenant.

13.DEFAULT; BREACH; REMEDIES.

13.1.Default; Breach. Landlord and Tenant agree that if an attorney is consulted by Landlord in connection with a Tenant Default or Breach, $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Landlord may include the cost of such services and costs in said notice as rent due and payable to cure said Default, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach. A ‘‘Default” is defined as a failure by the Tenant to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Tenant under this Lease. A’’Breach’’ is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Tenant to cure such Default prior to the expiration of the applicable grace period, and shall entitle Landlord to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

(a)The vacating or abandonment of the Premises.

(b)The failure by Tenant to make any payment of Base Rent or any other monetary payment required to be made by Tenant hereunder, whether to Landlord or to a third party, as and when due, the failure by Tenant to provide Landlord with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Tenant to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) days following written notice thereof by or on behalf of Landlord to Tenant.

(c)Except as expressly otherwise provided in this Lease, the failure by Tenant to provide Landlord with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Law per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph7, (iii) the rescission of an unauthorized assignment or subletting per Paragraph 12.l(b), (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the guaranty of the performance of Tenant’s obligations under this Lease if required under Paragraph 37, (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Landlord may reasonably require of Tenant under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Landlord to Tenant.

(d)A Default by Tenant as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, that are to be observed, complied with or performed by Tenant, other than those described in Subparagraphs 13.1 (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Landlord to Tenant; provided, however, that if the nature of Tenant’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Tenant if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e)The occurrence of any of the following events: (i) The making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant’s becoming a ‘‘debtor’’ as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days, provided, however, in the event that any provision of this Subparagraph 13.l(e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

(f)The discovery by Landlord that any financial statement given to Landlord by Tenant or any Guarantor of Tenant’s obligations hereunder was materially false.

(g)If The performance of Tenant’s obligations under this Lease is guaranteed; (i) the death of a guarantor, (ii) the termination of a guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor’s refusal to honor the guaranty, or (v) a guarantor’s breach of its guaranty obligation on an anticipatory breach basis, and Tenant’s failure, within sixty (60) days following written notice by or on behalf of Landlord to Tenant of any such event, to provide Landlord with written alternative assurance or security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the guarantors that existed at the time such guaranty was furnished. Any notice required to be given by Landlord above shall be in lieu of, and not in addition to, any notice required under Section 1161 of the Code of Civil Procedure of California or any similar, superseding statute.

13.2.Remedies. In the event of a Breach of this Lease by Tenant, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Breach, Landlord may:

(a)Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease and the Term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost to recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, all rent abated pursuant to the terms of this Lease, and that portion of the leasing commission paid by Landlord applicable to the unexpired Term of this Lease. As used in clauses (i) and (ii) above, the ‘‘worth at the time of award’’ shall be computed by allowing interest at the ‘‘Interest Rate’’ (as defined in Paragraph 19 below). As used in clause (iii) above, the ‘‘worth at the time of award’’ shall be computed by discounting the applicable amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Landlord to mitigate damages caused by Tenant’s Default or Breach of this Lease shall not waive Landlord’s right to recover damages under this Paragraph 13.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Landlord may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Subparagraphs 13.1 (b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Subparagraphs 13.l(b), (c) or (d). In such case, the applicable grace period under Subparagraphs 13.l (b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Landlord to the remedies provided for in this Lease and/or by said statute.

(b)Continue the Lease and Tenant’s right to possession in effect (under California Civil Code Section 1951.4) after Tenant’s Breach and abandonment and recover the rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Tenant and Landlord agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Landlord’s interest under the Lease, shall not constitute a termination of the Tenant’s right to possession.

(c)Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located.

(d)The expiration of the Term or earlier termination of this Lease and/or the termination of Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Tenant’s occupancy of the Premises.

(e)If Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease, within ten (10) days after written notice to Tenant (or in case of an emergency, without notice), Landlord may at its option (but without obligation to do so), perform such duty or obligation on Tenant’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Landlord shall be due and payable by Tenant to Landlord upon invoice therefor. If any check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn, Landlord, at its option, may require all future payments to be made under this Lease by Tenant to be made only by cashier’s check.

13.3.Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default or Breach with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Landlord’s option, become due and payable quarterly in advance.

13.4.Breach by Landlord. Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Paragraph 13.4, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14.CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or a material portion of the Common Areas, is taken by condemnation and such taking materially interferes with Tenant’s use of the Premises, Tenant may, at Tenant’s option, to be exercised in writing within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises prior to the taking. No reduction of Base Rent shall occur with respect to any taking of Common Areas. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any compensation separately awarded to Tenant for Tenant’s relocation expenses and/or loss of Tenant’s Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Landlord in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.BROKERS.

15.1.The Brokers named in Paragraph 1.10 (if any) are the procuring causes of this Lease.

15.2.Upon execution of this Lease by both Parties, Landlord shall pay to said Brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Landlord and said Brokers.

15.3.Landlord and Tenant each represents and warrants to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any, named in Paragraph 1.10) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity (other than said named Brokers) is entitled to any commission or finder’s fee in connection with said transaction. Landlord and Tenant do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses and attorneys’ fees reasonably incurred with respect thereto.

16.TENANCY STATEMENT.

16.1.Each Party (as ‘‘Responding Party’’) shall within ten (10) days after written notice from the other Party (the ‘‘Requesting Party’’) execute, acknowledge and deliver to the Requesting Party a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to the Responding Party’s knowledge, any uncured defaults on the part of Landlord or Tenant, or specifying such defaults if any are claimed, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

16.2.If Landlord desires to finance, refinance, or sell the Premises, Building and/or Project or any part thereof, Tenant and all Guarantors of Tenant’s performance hereunder shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past three (3) years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.LANDLORD’S LIABILITY. The term “Landlord” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the tenant’s interest in the prior lease. In the event of a transfer of Landlord’s title or interest in the Premises or in this Lease, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Landlord at the time of such transfer or assignment. Upon such transfer or assignment, the prior Landlord shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the ‘‘Landlord’’. The obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as hereinabove defined.

18.SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.INTEREST ON PAST-DUE OBLIGATIONS. Any monetary payment due Landlord hereunder not received by Landlord on the date on which it was due, shall thereafter bear interest at the rate of twelve (12%) per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 13.3.

20.TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21.RENT DEFINED. All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent.

22.NO PRIOR OR OTHER AGREEMENTS. This Lease contains all agreements between the Parties with respect to the leasing of the Premises from Landlord to Tenant, and no other prior or contemporaneous agreement or understanding shall be effective.

23.NOTICES.

23.1.All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by certified mail or U.S. Postal Service Express Mail or other reputable overnight courier service, with postage prepaid, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to Landlord’s signature on this Lease shall be Landlord’s address for delivery or mailing of notice purposes, unless Landlord by written notice to Tenant, specifies a different address for notice purposes. The Premises shall constitute Tenant’s address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

23.2.Any notice sent by certified mail, return receipt requested, postage prepaid, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

24.WAIVERS. No waiver by Landlord of the Default or Breach of any term, covenant or condition hereof by Tenant, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Tenant of the same or of any other term, covenant or condition hereof. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Landlord’s knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Landlord shall not be a waiver of any preceding Default or Breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted. Any payment given Landlord by Tenant may be accepted by Landlord on account of moneys or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever.

25.RECORDING. Neither this Lease nor any memorandum hereof shall be recorded by either Landlord or Tenant.

26.NO RIGHT TO HOLDOVER. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. Any holding over by Tenant after the expiration or earlier termination of this Lease shall be construed to be a tenancy at sufferance on all of the terms and conditions set forth herein to the extent not inconsistent with a tenancy at sufferance, provided that the Base Rent for such holdover period shall be an amount equal to two (2) times the monthly Base Rent due for the last full month of the Term. Acceptance by Landlord of rent or any other sum payable hereunder after such expiration or earlier termination shall not result in an extension or renewal of this Lease. If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease, Tenant shall indemnify, defend and hold harmless Landlord from and against all loss, damage, cost, liability or expense (including, without limitation, attorneys’ fees and expenses) resulting from or relating to such failure to surrender the Premises including, without limitation, any claim made by any succeeding tenant.

27.CUMULATIVE REMEDIES. No remedy or election of Landlord hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.COVENANTS AND CONDITIONS. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

29.BINDING EFFECT; CHOICE OF LAW. Except as otherwise provided herein, this Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located, without regard to any choice of law or conflict of law provisions thereof. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.SUBORDINATION; ATTORNMENT.

30.1.Subordination. This Lease and Tenant’s rights hereunder shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord’s default with respect to any such obligation, Tenant will give any Lender whose name and address have been furnished Tenant in writing for such purpose notice of Landlord’s default and allow such Lender thirty (30) days (or if more than thirty (30) days is required to effect such cure, such additional time as may be necessary) following receipt of such notice for the cure of said default before invoking any remedies Tenant may have by reason thereof. If any Lender shall elect to have this Lease and/or Tenant’s rights hereunder superior to the lien of its Security Device and shall give written notice thereof to Tenant, this Lease and such rights shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2.Attornment. Notwithstanding any such subordination, and at the election of a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, Tenant agrees to attorn to such Lender or other party, and in the event of such foreclosure and such election, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior lessor, or (iii) be bound by prepayment of more than one month’s rent.

30.3.Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents and shall survive the foreclosure of a Security Device; provided, however, that, upon written request from Landlord or a Lender, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any of the matters provided for herein.

31.ATTORNEYS’ FEES. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition to the foregoing award of attorneys’ fees to the Prevailing Party, the Prevailing Party shall be entitled to its attorneys’ fees incurred in any post-judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Lease into any judgment on this Lease. Landlord shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32.LANDLORD’S ACCESS; SHOWING PREMISES; REPAIRS. Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of inspection, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Landlord may reasonably deem necessary. Landlord may at any time place on or about the Premises or building any ordinary “For Sale” signs and Landlord may at any time during the last one hundred twenty (120) days of the Term hereof place on or about the Premises any ordinary “For Lease” signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

33.AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord’s prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34.SIGNS.

(a)Tenant shall not be permitted to place or maintain any signs upon the Premises or Project, other than Building-standard Tenant identification signage upon the Premises entrance, at Landlord’s sole cost and expense, and upon the Building directory board in the ground floor Building lobby, both of which shall be subject to Landlord’s reasonable approval.

(b)Notwithstanding the foregoing, but subject to Landlord’s prior reasonable approval, the sign criteria for the Building, all covenants, conditions, and restrictions affecting the Project, all applicable laws, rules, regulations, and local ordinances, and Tenant obtaining all necessary permits and approvals from the City of El Monte, Tenant shall also have the non-exclusive right, at Tenant’s sole cost and expense, to have Tenant’s name placed (l) in one location at the top level of the Building (“Building Sign”), but not affixed to the Building glass, in a manner mutually agreed upon by Landlord and Tenant, and (2) on the monument sign currently located at the base main entrance (“Monument Sign”). The location of Tenant’s name on the Monument Sign will be determined by Landlord. Tenant shall be solely responsible for all costs and expenses arising from the Building Sign and Tenant’s panel on the Monument Sign, including, without limitation, all design, fabrication and permitting costs, license fees, installation, maintenance, repair, and removal costs. Tenant shall reimburse Landlord on demand for all such costs paid or incurred by Landlord.

(c)Landlord shall maintain and repair all of Tenant’s signs at Tenant’s expense. Upon the expiration or earlier termination of this Lease, Landlord shall, at Tenant’s sole cost and expense (except as otherwise set forth hereinabove), (i) cause all of Tenant’s signs to be removed from the exterior and interior of the Building and the Common Areas, (ii) repair any damage caused by the removal of Tenant’s signs, and (iii) restore the underlying surfaces to the condition existing prior to the installation of Tenant’s signs.

35.TERMINATION; MERGER. The voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Breach by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord’s failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord’s election to have such event constitute the termination of such interest.

36.CONSENTS.

(a)Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Landlord’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ or other consultants’ fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance or storage tank, shall be paid by Tenant to Landlord upon receipt of an invoice and supporting documentation therefor. Subject to Paragraph 12.2(e) (applicable to assignment or subletting), Landlord may, as a condition to considering any such request by Tenant, require that Tenant deposit with Landlord an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Landlord to represent the cost Landlord will incur in considering and responding to Tenant’s request. Except as otherwise provided, any unused portion of said deposit shall be refunded to Tenant without interest. Landlord’s consent to any act, assignment of this Lease or subletting of the Premises by Tenant shall not constitute an acknowledgment that no Default or Breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach.

(b)All conditions to Landlord’s consent authorized by this Lease are acknowledged by Tenant as being reasonable. The failure to specify herein any particular condition to Landlord’s consent shall not preclude the imposition by Landlord at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.GUARANTOR.

37.1.If there are to be any Guarantors of this Lease, each such Guarantor shall execute the Landlord’s then current form of Guaranty, and each said Guarantor shall have the same obligations as Tenant under this Lease, including but not limited to the obligation to provide the Tenancy Statement and information called for by Paragraph 16.

37.2.It shall constitute a Default of the Tenant under this Lease if any such Guarantor fails or refuses, upon reasonable request by Landlord to give: (a) evidence of the due execution of the guaranty called for by this Lease, including the authority of the Guarantor (and of the party signing on Guarantor’s behalf to obligate such Guarantor on said guaranty, and including in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signatures of the persons authorized to sign on its behalf, (b) current financial statements of Guarantor as may from time to time be requested by Landlord, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

38.QUIET POSSESSION. Upon payment by Tenant of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease and all matters of record against the Premises.

39.OPTIONS.

39.1.Definition. As used in this Paragraph 39 the word “Option” has the following meaning: (a) the right to extend the Term of this Lease or to renew this Lease or to extend or renew any lease that Tenant has on other property of Landlord; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Landlord or the right of first offer to lease other property of Landlord; and (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Landlord, or the right of first refusal to purchase other property of Landlord, or the right of first offer to purchase other property of Landlord.

39.2.Options Personal To Original Tenant. Each Option granted to Tenant in this Lease is personal to the original Tenant named in Paragraph 1.1 here of, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Tenant while the original Tenant is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Tenant are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.

39.3.Multiple Options. In the event that Tenant has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

39.4.Effect of Default.

(a)Tenant shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Landlord from Tenant is unpaid (without regard to whether notice thereof is given Tenant), or (iii) during the time Tenant is in Breach of this Lease, or (iv) in the event that Landlord has given to Tenant three (3) or more notices of Default under Paragraph 13.1, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

(b)The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c)All rights of Tenant under the provisions of an Option shall, at Landlord’s option, terminate and be of no further force or effect, notwithstanding Tenant’s due and timely exercise of the Option, if, after such exercise and during the Term of this Lease, (i) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of thirty (30) days after such obligation becomes due (without any necessity of Landlord to give notice thereof to Tenant), or (ii) Landlord gives to Tenant three (3) or more notices of Default under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Tenant commits a Breach of this Lease.

40.RULES AND REGULATIONS. Tenant agrees that it will abide by, keep and observe all reasonable rules and regulations which Landlord may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order within the Project, as well as for the convenience of occupants or tenants of the Project and their invitees. The current rules and regulations for the Project are attached to this Lease as Exhibit B and incorporated herein by this reference.

41.SECURITY MEASURES. Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same (provided that Landlord has the right, in its sole and absolute discretion, to provide security services and include the cost thereof as an item of Common Area Expenses). Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

42.RESERVATIONS. Landlord reserves to itself the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions.

43.PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44.AUTHORITY. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Tenant is a corporation, trust or partnership, Tenant shall, within thirty (30) days after request by Landlord, deliver to Landlord evidence satisfactory to Landlord of such authority.

45.OFFER. Preparation of this Lease by Landlord or Landlord’s agent and submission of same to Tenant shall not be deemed an offer to lease to Tenant. This Lease is not intended to be binding until executed by the Parties.

46.AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. Tenant agrees to make such reasonable modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of financing or refinancing of the property of which the Premises are a part.

47.MULTIPLE PARTIES. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

48.NON-DISCRIMINATION. Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, national origin, ancestry, sex, handicaps, age or marital status in the leasing, subleasing, transferring, use or enjoyment of the Premises nor shall the lessee itself, or any person claiming under or through him, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees in the Premises.

49.ERISA. Neither Tenant or any of its affiliates, partners or fiduciaries in respect to the Lease (collectively, the “Tenant Group”) is a Disqualified Person under Section 4975(e) of the Internal Revenue Code (the “Code”) or a Party in Interest within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to Landlord, the Construction Laborers Pension Trust for Southern California or any investor in either of the foregoing disclosed to Tenant during the term of this Lease (collectively, the “Landlord Group”), and the Tenant Group shall not enter into any subleases or other agreements respecting the Premises with any party which is a Disqualified Person as defined in the Code or a Party in Interest within the meaning of ERISA, with respect to the Landlord Group. Following the date hereof and thereafter, as reasonably required during the term of the Lease, Tenant shall furnish Landlord with all such certifications of the Tenant Group or other information which Landlord reasonably requests in order to insure compliance with the Code and ERISA. Without limiting the foregoing, Tenant acknowledges that ERISA prohibits the lease, directly or indirectly, of any property between a pension plan and a Party in Interest or a Disqualified Person as to that plan, as such terms are defined in ERISA and the Code, respectively.

50.EXCULPATION. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any Applicable Law to the contrary, the liability of Landlord hereunder (including any successor to Landlord) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the equity interest of Landlord in and to the Premises, Landlord shall not have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. If this Lease is being executed by TDA on behalf of Landlord, no present or future officer, director, employee, trustee, member, investment manager or agent of TDA shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, member, investment manager or agent under or in connection with this Lease or any other document or instrument heretofore or hereafter executed in connection with this Lease. Tenant hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this Paragraph 50 are in addition to, and not in limitation of, any limitation on liability applicable to Landlord provided by law or in any other contract, agreement or instrument.

51.INTERPRETATION. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for nor against either Landlord or Tenant.

52.OPTION TO EXTEND.

52.1.Grant of Option to Extend. Subject to the provisions of Paragraph 39 above, Landlord hereby grants to Tenant the option to extend (the “Option to Extend”) the Term of the Lease for an additional term of thirtysix (36) months (the “Option Term”), on the same terms and conditions as set forth in the Lease as in effect immediately prior to the expiration of the Term, except that Base Rent during the Option Term shall be the amount(s) set forth below. The Option to Extend shall be exercised only by written notice (the “Extension Notice”) delivered to Landlord not more than nine (9) months but not less than six (6) months before the expiration of the Term. If Tenant fails to deliver to Landlord written notice of the exercise of the Option to Extend within the time period prescribed above, the Option to Extend shall lapse and there shall be no further right to extend the Term of the Lease. If Tenant properly exercises the Option to Extend, all references in this Lease to the "Term" of this Lease shall mean the initial Term of this Lease as extended by the Option Term, as applicable.

52.2.Base Rent During Option Term. Base Rent shall be adjusted as of the commencement of the Option Term (the “Option Term Commencement Date”) to equal one hundred percent (100%) of the then “Fair Market Rental Value” of the Premises determined in the following manner: Within thirty (30) days following Tenant’s exercise of the Option to Extend, Landlord and Tenant shall meet in an effort to negotiate in good faith the Fair Market Rental Value of the Premises as of the Option Term Commencement Date. If Landlord and Tenant have not agreed upon the Fair Market Rental Value of the Premises within ten (10) days of the first meeting, the Fair Market Rental Value shall be determined by the following appraisal method:

(a)If Landlord and Tenant are not able to agree upon the Fair Market Rental Value of the Premises within the time period prescribed above, then Landlord and Tenant shall attempt to agree in good faith upon a single licensed commercial real estate agent with at least seven (7) years full-time experience as a real estate agent active in leasing of commercial office buildings in the area of the Premises not later than five (5) months prior to the Option Term Commencement Date. If Landlord and Tenant are unable to agree upon a single agent within such time period, then within fifteen (15) days thereafter, Landlord and Tenant shall each appoint a licensed commercial real estate agent with at least seven (7) years full-time experience as a real estate agent active in leasing of commercial office buildings in the area of the Premises and give notice to the other of such appointment. Within ten (10) days thereafter, the two appointed agents shall appoint a third agent meeting the same qualifications. If either Landlord or Tenant fails to appoint its agent and to give written notice thereof to the other party within the prescribed time period, the single agent appointed shall determine the Fair Market Rental Value of the Premises. If both parties fails to appoint agents within the prescribed time periods, then an agent meeting the qualifications stated above shall be selected by the President of the Los Angeles County Realtors Association upon application by either party, which agent shall determine the Fair Market Rental Value of the Premises. Each party shall bear the costs of its own agent and the parties shall share equally the cost of the single or third agent if applicable.

(b)For the purpose of such appraisal, the term “Fair Market Rental Value” shall mean the price that a ready and willing tenant would pay, as of the Option Term Commencement Date, as monthly base rent, to a ready and willing landlord of property comparable to the Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. Such determination of Fair Market Rental Value shall be based upon the rental of space of comparable age, construction, size and location as the Premises with the improvements then existing in the Premises for a term equal to the Option Term (including, without limitation, consideration of such rental increases as may be appropriate during such period). If a single agent is chosen, then such agent shall be determined the Fair Market Rental Value of the Premises. Otherwise, the Fair Market Rental Value of the Premises shall be the arithmetic average of the three appraisals, provided that any appraisal which is more than ten percent (10%) above or below the middle appraisal shall be disregarded. Landlord and Tenant shall instruct the agent(s) to complete their determination of Fair Market Rental Value not later than sixty (60) days prior to the Option Term Commencement Date. If the Fair Market Rental Value is not determined prior to the Option Term Commencement Date, then Tenant shall continue to pay to Landlord the monthly Base Rent applicable to the Premises immediately prior to the Option Term Commencement Date until the Fair Market Rental Value is determined. When the Fair Market Rental Value is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord within ten (10) days after receipt of such notice, the difference between the monthly Base Rent actually paid by Tenant to Landlord for the period from and after the Option Term Commencement Date and the new monthly Base Rent determined hereunder effective as of the Option Term Commencement Date. Notwithstanding anything to the contrary contained herein, in no event shall monthly Base Rent be reduced below the monthly Base Rent applicable to the Premises immediately prior to the Option Term Commencement Date.

53.LANDLORD’S WORK.

(a)Landlord at Landlord’s sole cost and expense shall perform “Landlord’s Work” (as defined herein) pursuant to the terms of this Paragraph 53. For purposes of this Lease, “Landlord’s Work” shall mean the alteration of the Premises in accordance with the mutually agreed to space plan dated                      , 2018 (the “Plans”); provided, however, in no event shall Landlord be responsible for any cost of Landlord’s Work that exceeds $340,400.00 (the “Allowance”). Landlord’s Work shall be performed using building-standard methods, materials and finishes. Prior to the commencement of Landlord’s Work, Landlord will submit to Tenant a written estimate of the cost (the “Work Cost Estimate”). Tenant will either approve the Work Cost Estimate or disapprove specific items and submit to Landlord revisions to the Plans. Upon Tenant’s approval of the Work Cost Estimate, if the total costs reflected in the Work Cost Estimate exceed the Allowance, Tenant agrees to pay such excess, as Additional Rent, within five (5) business days after Tenant’s approval of the Work Cost Estimate. Landlord shall not be responsible for any other work or improvements to the Premises (including, without limitation, phone and data network installation) beyond the Landlord’s Work and the Allowance set forth in this Paragraph 53. The term “substantial completion” of Landlord’s Work, as used in this Lease, shall mean the date Landlord notifies Tenant in writing that the Landlord’s Work is substantially completed in accordance with the Plans.

(b)Tenant hereby acknowledges and agrees that Landlord will complete the Landlord’s Work in the Premises while Tenant is in possession of the Premises and paying Rent under this Lease, and that completing the Landlord’s Work will require Landlord to access the Premises. Tenant agrees to reasonably cooperate with Landlord and to make the Premises reasonably available to Landlord and its contractors for the performance of Landlord’s Work. Tenant shall also reasonably relocate its personal property and equipment within the Premises to accommodate the performance of Landlord’s Work. Tenant acknowledges that some interruptions and/or interference with Tenant’s business may occur during the course of the completion of Landlord’s Work, but agrees that no interruptions or inconveniences to Tenant or its business suffered as a result of Landlord’s completion of Landlord’s Work shall constitute an eviction of Tenant from the Premises, whether constructive or otherwise, and Tenant shall in no event be excused from paying the Rent that it is scheduled to pay pursuant to the terms of this Lease.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

The parties here to have executed this Lease as of the date first written above.

LANDLORD:		TENANT:

4401 SANTA ANITA CORPORATION, a California corporation		FULGENT GENETICS, INC., a Delaware corporation

By:	/s/ Garry Spanner	By:	/s/ James Xie
Print Name:	Garry Spanner	Print Name:	James Xie
Its:	President	Its:	COO
By:
Print Name:
Its:

Address:	c/o TDA, Inc.	Address:	4978 Santa Anita Avenue
	2025 Pioneer Court		Temple City, CA 91780
	San Mateo, CA 94403		Telephone No. (626) 350-0537
	Attn: Mr. Garry Spanner		Fax No. (626) 434-1667
Telephone No. (650) 343-6333
Fax No. (650) 343-0858

EXHIBIT A

FLOOR PLAN OF PREMISES

(see attached)

FULGENT STE100
5/2/18
Conf Room #1
Wall for Projector
Glass Wall & Swing Door
Remove the 2nd door
Lobby
Orange wall (lobby)
Glass Door
Conf Room #2
TV
Glass Wall & Sliding Door
Double Glass Door
Water tower
Door stopper
Fridge
Kitchen
Printer-1
Printer-2
Cart
Bookcase
Teleco
Open Office
Office #1
Office #2
Office #3
Office #4
Office #5
Office #6
96"
48"
54"
60"
30"
58"
40"

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 47 48 49 50 51 52 53 54 Conf Room #1 FULGENT STE100 5/2/18 Remove the 2nd door wall for Projector glass wall & Swing Door Fulgent 96" 96" 96"s| Lobby Orange wall (lobby) Glass Door Office#5 Office #6 96” 96” 96” 54” 60” 60” 60” 60” 48” 48” Open Office Conf Room #2 Glass Wall & Sliding Door TV Water Tower Door Stopper Fridge Kitchen Double Glass Door Office #1 Office #2 Office #3 office #4 Printer-1 Printer-2 Cart Bookcase Teleco 30” 96´60” 96” 60”96” 60” 48” 48” ~ 58” 48” 96” 48” 96” 54” 1 2 3 4 5 6 7 8 9 10 11 12 13 14 1 2 3 4 5 6 7 8 9 10 11 12 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 42 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33

5/2/2018 Request Summary STE100 Lobby: One orange wall Conference Room #1: 1. Remove the 2nd door Wall section beyond the lobby area change to glass wall, please. Projector (power/cable on the ceiling) Conference Room #2: Sliding door TV (power and hanging rack on the wall) Kitchen Dishwasher model: ASKO model D5426XLS http://www.askona.com/dishwashers/built-in/d5426xls Cabinet design: please see illustration below Wall Cabinet #1: * Shelving space for 1 microwave Shelving space for 1 toast oven (side by side) Wall Cabinet #2: Shelving space for 2nd microwave Base Cabinet #1: Standard cabinet storage Base Cabinet #2: Dish Washer (same model as we have in Ste 110) Countertop Appliances: Short arm: Coffee machine (X2) Electric kettle (X1) Long arm: Slice toaster (X1) Left side of the sink Kitchen Cabinet & Countertop: Wall cabinet #1 Base cabinet #1 Base cabinet #2 Wall Cabinet #1: 84" Storage Cabinet Wall Cabinet #2: Base Cabinet #2: Storage Cabinet Storage Cabinet Toaster Oven Microwave 132" 24 84 Storage Cabinet 132 Skin Cabinet Microwave 132 Storage 84 Wall Cabinet Dish Washer Glass Door & Wall: Location Door type Glass Wall Description Lobby to office Swinging door Frosted in the middle (including a 12" wide strip from the bottom separated from the top panel, see illustration below). Wall and door design please see attached picture and email Conference Room-1 Swinging door Glass wall (~10 ft long) Conference Room-2 Sliding door Glass wall (~4 ft long) Breakroom Swinging double door 72" from the floor 40"W film panel Frost film Frost film 2" separation line 12"W film strip 18" from the floor Power Conduit: Please do not install power conduit on the floor (like what we have along the window in STE 110).

EXHIBIT B

RULES AND REGULATIONS

1.Except as otherwise provided in the Lease or any exhibits thereto, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice, unless Landlord has given written consent, without notice to and at the expense of Tenant. Landlord shall not be liable in damages for such removal unless the written consent of Landlord had been obtained. All approved signs or lettering on doors and walls to the Premises shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person approved by Landlord in a manner and style acceptable to Landlord. Tenant shall not use any blinds, shades, awnings, or screens in connection with any window or door of the Premises unless approved in writing by Landlord. Tenant shall use the Building standard window covering specified by Landlord and Landlord reserves the right to disapprove interior improvements visible from the ground level outside the Building on wholly aesthetic grounds. Such improvements must be submitted for Landlord’s written approval prior to installation, or Landlord may remove or replace such items at Tenant’s expense. The windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by any tenant. No bottles, parcels or other articles shall be placed on the windowsills.

2.Except as otherwise provided in the Lease or any exhibits thereto, Tenant shall not obtain for use upon the Premises, food, milk, soft drinks, bottled water, plant maintenance or any other services, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

3.The bulletin board or directory of the Building shall be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom and otherwise limit the number of listings thereon.

4.The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any tenants nor used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building; provided, that (i) Tenant’s contractors who have been reasonably approved by Landlord and (ii) Tenant’s personnel may access the roof of the Building as reasonably necessary in connection with Tenant’s business operations at the Premises, with Tenant being jointly and severally liable for the actions of such personnel and/or contractors.

5.Tenant, upon the termination of its tenancy, shall deliver to Landlord the parking and security access cards issued to Tenant and all keys of offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have made, and in the event of loss of any access cards or keys so furnished, shall pay Landlord therefor. Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without the written consent of Landlord.

6.The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

7.Tenant shall not use the Premises in any manner which exceeds the floor load capacity of the floor on which the Premises are located or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

8.No furniture, packages, supplies, merchandise, freight or equipment which cannot be hand carried shall be brought into the Building without the consent of Landlord. All moving of the same into or out of the Building shall be via the Building’s freight handling facilities, unless otherwise directed by Landlord, at such time and in such manner as Landlord shall prescribe. No hand trucks or vehicles (other than a wheelchair for an individual) shall be used in passenger elevators. Any hand trucks permitted in the Building must be equipped with soft rubber tires and side guards.

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9.Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. Tenant’s business machines and mechanical equipment shall be installed, maintained and used so as to minimize vibration and noise that may be transmitted to the Building structure or beyond the Premises.

10.Tenant shall not use the Premises in any manner which would injure or unreasonably annoy, or obstruct or interfere with the rights of, other tenants or occupants of the Building.

11.Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord; provided, that (i) Tenant’s contractors who have been reasonably approved by Landlord and (ii) Tenant’s personnel may maintain the Premises, with Tenant being jointly and severally liable for the actions of such personnel and/or contractors. Except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any tenant by the janitor or any other employee or other person. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include shampooing of carpets or rugs or moving of furniture or other special services. Janitor service will not be furnished on nights when rooms are occupied after 7:00 p.m. Window cleaning shall be done only by Landlord.

12.Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals (other than as required for handicapped persons) or birds be brought in or kept in or about the Premises or the Building. No bicycles shall be brought into or kept in or about the Premises.

13.Other than heating and reheating in areas designed for such use, no cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the manufacture or storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purpose.

14.Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord. Tenant shall have the right to place a generator on the Premises in case of emergencies or equipment failure; provided, that the location of such generator shall be subject to Landlord’s prior written reasonable approval, Tenant shall indemnify, defend and hold Landlord harmless from and against any claim, action, liability, cost, expense or damages arising out of the existence of the generator, and Tenant shall carry such additional insurance as would be prudent in connection with such generator being on the Premises.

15.Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without the written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

16.Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expenses of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

17.Landlord reserves the right to close and keep locked all entrance and exit doors and otherwise regulate access of all persons to the halls, corridors, elevators and stairways in the Project on Sundays and legal holidays and on Monday through Friday between the hours of 7:00 p.m. and 7:00 a.m. and on Saturday from 1:00 p.m. for the remainder of the day, and at such other times as Landlord may deem advisable for the adequate protection and safety of the Project, its tenants and property in the Project. Access to the Premises may be refused unless the person seeking access is known to the employee of the Building in charge, and has a pass or is otherwise properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission or exclusion from the Building or Project of any person.

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18.Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water apparatus in the Premises are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage.

19.Tenant shall not use the Premises in any manner which would increase the amount of water typically furnished for medical office use, nor connect any appliance directly to the water pipes.

20.Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Project at any time shall, in the sole judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Project or its tenants may be denied access to the Project or may be ejected therefrom. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of any tenant.

21.The requirements of Tenant shall be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from the Landlord.

22.No person shall be allowed to transport or carry (except for individual, personal consumption) beverages, food, food containers, smoking objects, etc., on any passenger elevators. The transportation of such items shall be via the service elevators in such manner as prescribed by Landlord.

23.Tenants shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing the window coverings when the sun’s rays fall directly on windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s heating, ventilating and air-conditioning system and shall not place bottles, machines, parcels or other articles on the induction unit enclosure, intake or other vents so as to interfere with air flow. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

24.Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the building of which the Premises are a part.

25.Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a location for offices, and, upon written notice from Landlord, any tenant shall refrain from or discontinue such advertising.

26.Canvassing, soliciting and peddling within the entire Project is prohibited unless specifically approved by Landlord, and each tenant shall cooperate to prevent such activity.

27.All parking ramps and areas plus other public areas forming a part of the Project shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time.

28.The Premises shall not be used for manufacturing or the storage of merchandise except as such storage may be incidental to the use of the Premises for medical office purposes. No tenant shall occupy nor permit any portion of its premises to be occupied for the manufacture or sale of narcotics, liquor, or tobacco in any form, or as a barber or manicure shop. No tenant shall engage or pay any employees on its premises except those actually working for such tenant on its premises nor advertise for laborers giving an address at the premises or Project. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

29.Tenant shall not place any radio or television antennae on the roof of the Building or on any exterior part of the Premises or the Project.

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